Exhibit 99

December 2010

Cabela's Credit Card Master Note Trust		CABMT 06-3	CABMT 08-4	CABMT 09-1	CABMT 10-1	CABMT 10-2
Deal Size		$500M	$200M	$500M	$300M	$250M
Expected Maturity		10/17/2011	9/15/2011	3/15/2012	1/15/2015	9/15/2015

Portfolio Yield		21.72%	21.72%	21.72%	21.72%	21.72%
LESS: Base Rate		4.81%	8.36%	5.62%	3.58%	3.47%
Gross Charge-offs		3.36%	3.36%	3.36%	3.36%	3.36%

Excess Spread:	Dec-10	13.55%	10.00%	12.74%	14.78%	14.88%
	Nov-10	12.28%	8.93%	11.70%	13.68%	13.63%
	Oct-10	12.00%	8.60%	11.37%	13.36%	12.20%

3 Month Average Excess Spread		12.61%	9.18%	11.94%	13.94%	13.57%

Delinquencies	30 to 59 days	0.40%	0.40%	0.40%	0.40%	0.40%
	60 to 89 days	0.32%	0.32%	0.32%	0.32%	0.32%
	90+ days	0.34%	0.34%	0.34%	0.34%	0.34%
	Total	1.06%	1.06%	1.06%	1.06%	1.06%

Principal Payment Rate		42.27%	42.27%	42.27%	42.27%	42.27%

Total Payment Rate		44.16%	44.16%	44.16%	44.16%	44.16%

Month End Principal Receivables		$2,775,768,112	$2,775,768,112	$2,775,768,112	$2,775,768,112	$2,775,768,112

Back to Form 8-K